Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-51837) of Saga Communications, Inc. 1992 Stock Option Plan,
(2)	Registration Statement (Form S-8 No. 333-63321) of Saga Communications, Inc. Employees’ 401(k) Savings & Investment Plan,
(3)	Registration Statement (Form S-8 No. 333-107686) of Saga Communications, Inc. 2003 Employee Stock Option Plan,
(4)	Registration Statement (Form S-8 No. 333-125361) of Saga Communications, Inc. 2005 Incentive Compensation Plan, and
(5)	Registration Statement (Form S-8 No. 333-192101) of Saga Communications, Inc. 2005 Incentive Compensation Plan Second Amended and Restated;

of our reports dated March 10, 2017, with respect to the consolidated financial statements of Saga Communications, Inc. and the effectiveness of internal control over financial reporting of Saga Communications, Inc. included in this Annual Report (Form 10-K) of Saga Communications, Inc. for the year ended December 31, 2016.

/s/ UHY LLP

Farmington Hills, Michigan

March 10, 2017